SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       October 10, 2000

                               Chart Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11442 (Commission File Number)	34-1712937 (I.R.S. Employer Identification No.)

5885 Landerbrook Drive, Suite 150, Cleveland, Ohio 44124

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:            (440) 753-1490

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On October 10, 2000, Chart Industries, Inc. (the "Company") entered into an amendment to its existing $300 million consolidated multi-currency credit and revolving loan facility. The amendment modifies certain financial covenants through 2001 based on the Company's current performance levels, and adjusts interest rates. The amendment also provides the Company with the option to enter into an incremental revolving credit facility of up to an additional $10 million for liquidity purposes through 2001. This description of the amendment is qualified in its entirety by reference to Exhibit 10.1 attached hereto.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	10.1	Amendment No. 2 dated as of October 10, 2000, to the Credit Agreement dated as of April 12, 1999, among the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders signatories thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders, and National City Bank, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

Date: October 26, 2000	By:	/s/ Don A. Baines

Don A. Baines Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.1	Amendment No. 2 dated as of October 10, 2000, to the Credit Agreement dated as of April 12, 1999, among the Company, the Subsidiary Borrowers, the Subsidiary Guarantors, the Lenders signatories thereto, The Chase Manhattan Bank, as Administrative Agent for the Lenders, and National City Bank, as Documentation Agent.